EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to June 30                                               1995
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Earnings:
  Net loss..................................................         $ (5,724)
  Add income taxes..........................................          (17,653)
                                                                     ________
    Loss before income taxes................................          (23,377)
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................             (789)
                                                                     ________
    Subtotal................................................          (24,166)
                                                                     ________

  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           90,424
    Other interest expense..................................           13,748
    Portion of rentals deemed to be representative
      of the interest factor................................            8,566
                                                                     ________
Total Fixed Charges.........................................          112,738
                                                                     ________
Total Earnings..............................................         $ 88,572
                                                                     ========

Ratio of Earnings to Fixed Charges..........................              .79(1)
                                                                     ========
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Note:
(1) To achieve a one-to-one coverage, an additional $24.2 million of pretax earnings would be needed.